Exhibit 10.12

VERACYTE, INC.

AMENDMENT NO. 2 TO BONNIE ANDERSON EMPLOYMENT AGREEMENT

This Amendment No. 2 to the Bonnie Anderson Employment Agreement (the “Amendment”) is effective as of March 11, 2009, by and between Veracyte, Inc. (formerly known as Calderome, Inc.) (the “Company”), and Bonnie Anderson (the “Executive”).

RECITALS

WHEREAS, the Company and Executive entered into that employment agreement dated February 15, 2008 and amended December 22, 2008 (the “Agreement”).

WHEREAS, the Company and Executive desire to amend the Agreement to amend the amount of the Executive’s eligible bonus for 2009 and onward.

NOW, THEREFORE, the Company and Executive agree that in consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:

AGREEMENT

1. Section 3(b) of the Agreement labeled “Annual Bonus,” is hereby amended to read in its entirety as follows:

“(b) Annual Bonus. Beginning with the Company’s 2009 fiscal year and for each fiscal year thereafter during the Employment Term, the Executive will be eligible to receive an annual bonus (the “Bonus”) of up to thirty percent (30%) of the Executive’s Base Salary for such fiscal year based upon the achievement of certain financial or performance criteria to be mutually agreed upon by the Executive and the Board. Any Bonus paid pursuant to this Section 3(b) will be paid no later than the later of the 15th day of the third month following the end of Executive’s taxable year in which the Bonus is earned or the 15th day of the third month following the end of the Company’s taxable year in which the Bonus is earned.”

2. Full Force and Effect. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.

3. Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

4. Successors and Assigns. This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

5. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

6. Governing Law. This Amendment shall be governed in all respects by the internal laws of California, without regard to principles of conflicts of law.

7. Amendment. Any provision of this Amendment may be amended, waived or terminated by a written instrument signed by the Company and Executive.

(Signature page to follow)

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first set forth above.

BONNIE ANDERSON	VERACYTE, INC.

/s/ Bonnie Anderson	/s/ Brian Atwood
Signature	Signature

Bonnie Anderson	Brian Atwood
Print Name	Print Name

Chairman
Print Title

(Signature page to Amendment No. 2 to Bonnie Anderson Employment Agreement)